UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 20, 2016

Marina Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 1559 , Bothell, WA	98041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	425-892-4322

N/A
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 20, 2016, Marina Biotech, Inc. (the “Company”) entered into a Note Purchase Agreement (the “Purchase Agreement”) with the purchasers identified on the signature pages thereto (the “Purchasers”), pursuant to which the Company issued to the Purchasers unsecured promissory notes in the aggregate principal amount of $300,000 (“Notes”). Interest shall accrue on the unpaid principal balance of the Notes at the rate of 12% per annum beginning on September 20, 2016. The Notes will become due and payable on June 20, 2017, provided, that, upon the closing of a financing transaction that occurs while the Notes are outstanding, each Purchaser shall have the right to either: (x) accelerate the maturity date of the Note held by such Purchaser or (ii) convert the entire outstanding principal balance under the Note held by such Purchaser and accrued interest thereon into the securities of the Company that are issued and sold at the closing of such financing transaction.

Further, if the Company at any time while the Notes are outstanding receives any cash payments in the aggregate amount of not less than $250,000, as a result of the licensing, partnering or disposition of any of the technology held by the Company, or any related product or asset, the Company shall pay to the holders of the Notes, on a pro rata basis, an amount equal to 25% of each payment actually received by the Company, which payments shall be applied against the outstanding principal balance of the Notes and the accrued and unpaid interest thereon, until such time as the Notes are repaid in full.

In the Purchase Agreement, the Company agreed: (x) to extend the termination date of all of the warrants to purchase shares of the Company’s common stock (such warrants, the “Prior Warrants”) that were delivered to the purchasers pursuant to that certain Note and Warrant Purchase Agreement, dated as of February 10, 2012, by and among the Company, MDRNA Research, Inc., Cequent Pharmaceuticals, Inc. and the purchasers identified on the signature pages thereto, as it has been amended to date, to February 10, 2020 and (y) to extend the anti-dilution protection afforded by Section 3(b) of the Prior Warrants so that such protection would apply to any financing transaction effected by the Company on or prior to June 19, 2017 (with any such adjustment only applying to 80% of the Prior Warrants). The Company further agreed in the Purchase Agreement to file with the Securities and Exchange Commission within 30 days of the date of the Purchase Agreement a registration statement (or a post-effective amendment to an existing registration statement) to register (or to maintain the registration of) the resale of the shares of the Company’s common stock issuable upon exercise of the Prior Warrants by the current holders of the Prior Warrants.

A copy each of the Purchase Agreement and the form of Note is attached hereto as Exhibit 10.1 and Exhibit 4.1, respectively, and is incorporated herein by reference.

The foregoing summary of the transaction contemplated by the Purchase Agreement and the documents and instruments executed and/or issued in connection therewith does not purport to be complete and is qualified in its entirety by reference to the definitive transaction documents, copies of which are attached as exhibits to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The Company agreed to issue the Notes to the Purchasers in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D promulgated thereunder. The information disclosed in Item 1.01 is incorporated into this Item 3.02 in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

4.1	Form of Promissory Note of the Company

10.1	Note Purchase Agreement, dated as of June 20, 2016, by and among Marina Biotech, Inc. and the purchasers identified on the signature pages thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc.

June 22, 2016	By:	/s/ Joseph W. Ramelli
	Name:	Joseph W. Ramelli
	Title:	Interim CEO

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Promissory Note of the Company

10.1	Note Purchase Agreement, dated as of June 20, 2016, by and among Marina Biotech, Inc. and the purchasers identified on the signature pages thereto